UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2006

NUTRITION 21, INC.

(Exact name of registrant as specified in its charter)

New York	0-14983	11-2653613
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 701-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2006 (the “Grant Date”), the Company under its 2005 Stock Plan granted options (the “Options”) to purchase a total of 345,000 shares of common stock at an exercise price of $1.62 per share and 345,000 shares of restricted common stock (“Restricted Shares”). The options expire on November 16, 2016. Both the Options and the Restricted Shares vest in three equal annual installments with the first installment to vest on November 16, 2007. Of these Options and Restricted Shares, 200,000 Options and 200,000 Restricted Shares were granted to Paul Intlekofer, the Chief Executive Officer and a director of the Company, 100,000 Options and 100,000 Restricted Shares were granted to Dean DiMaria, a Senior Vice President of the Company, and 45,000 Options and 45,000 Restricted Shares were granted to Alan J. Kirschbaum, the Chief Financial Officer of the Company.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.01	Nutrition 21, Inc. 2005 Stock Plan, incorporated herein by reference from Exhibit 10.77 of the Company’s Form 10-K filed with the Securities and Exchange Commission on September 27, 2005

10.02	Form of Restricted Stock Grant Award Agreement, filed herewith

10.03	Form of Stock Option Award Agreement, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Nutrition 21, Inc.
(Registrant)

Date: November 21, 2006	By: /s/ Paul Intlekofer
Paul Intlekofer
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.01	Nutrition 21, Inc. 2005 Stock Plan, incorporated herein by reference from Exhibit 10.77 of the Company’s Form 10-K filed with the Securities and Exchange Commission on September 27, 2005

10.02	Form of Restricted Stock Grant Award Agreement, filed herewith

10.03	Form of Stock Option Award Agreement, filed herewith